HEART TO HEART HEALTH CARE SERVICES, INC.
                                7 GLENWOOD AVENUE
                             EAST ORANGE, NJ  07017


     July  29,  1999


New  York  Health  Care,  Inc.
1850  McDonald  Avenue
Brooklyn,  NY  11223

     RE:     CONVERSION  OF  $100,000  OF  DEBT  INTO  EQUITY
             ------------------------------------------------

Gentlemen:

     This letter will serve to confirm the mutual agreement between Heart to Heart Health Care Services, Inc. ("Heart to Heart") and New York Health Care, Inc. ("NYHC"), that as a result of recent discussions between Heart to Heart and New York Health Care, Heart to Heart will convert an aggregate principal amount of $100,000 of its March 29, 1998 promissory note made by NYHC to the order of Heart to Heart in the current face amount of $550,000 bearing interest at the current rate of 9% per annum payable quarterly, into 110,375 shares of the Class A Convertible Preferred Stock of NYHC.

     Please confirm your agreement to the foregoing by signing acknowledgment below.

     Thank  you  for  your  kind  attention.

                                    Very  truly  yours,

                                    HEART  TO  HEART  HEALTH
                                    CARE  SERVICES,  INC.


                                    By:  /s/
                                         -------------------------------
                                         Authorized  Officer

ACCEPTED  AND  AGREED:

NEW  YORK  HEALTH  CARE,  INC.

By: /s/
    -------------------------------
    Jerry  Braun,  President